Exhibit 23.1

   WELD ASIA ASSOCIATES
    (A PCAOB Registered Firm)
    13-8, The Boulevard Office, Mid Valley City,
    Lingkaran Syed Putra, 59200 Kuala Lumpur,
    Malaysia
    Tel : (603) 2284 5126 Fax : 2284 7126
    E: info@weldasia.com
   W: www.weldasia.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Greenpro, Inc. on Form S1, of our report dated November 28, 2013, relating to the financial statements of Greenpro, Inc. for the fiscal year ended October 31, 2013, and to the use of our name and the statements with respect to us, as appearing under the heading “Interest of Named Experts and Counsel” in the prospectus.

/s/ WELD ASIA ASSOCIATES
WELD ASIA ASSOCIATES Date: January 23, 2014 Kuala Lumpur, Malaysia

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